Exhibit (a)(16)


A copy of this Notice was registered on 9 February 1999 by the Australian Securities and Investments Commission ('ASIC'). The ASIC takes no responsibility as to the contents of this Notice.

                      UUNET HOLDINGS AUSTRALIA PTY LIMITED
                                ACN 085 531 684
   Registered office: 44 Martin Place, Sydney, New South Wales 2000 Australia

                          NOTICE OF VARIATION OF OFFER
                PURSUANT TO SECTION 657 OF THE CORPORATIONS LAW

TO        OzEmail Limited (ACN 066 387 157) ('OzEmail')

AND TO Each holder of Ordinary Shares in OzEmail and to each holder of American Depositary Shares in OzEmail to whom an Offer dated January 8, 1999 (Sydney time)(January 7, 1999, New York time)('Offer') was made and to which a Part A Statement dated 22 December 1998 served on OzEmail relates.

UUNET Holdings Australia Pty Limitd ('UUNET') gives notice under section 657 of the Corporations Law that it varies the Offer and accompanying documents by:

(a)       extending   the  period  during  which  the  Offer  remains  open  for acceptance until 1:00 am (New York time) on Wednesday, February 24, 1999 and until 5:00 pm (Sydney time) on Wednesday, February 24, 1999;

(b) on the front cover of the Offer, varying the date referred to from 'Tuesday, February 9, 1999' to 'Wednesday, February 24, 1999';

(c) on the first page of the booklet containing the Offer and Part A Statement, in the letter from the Vice Chairman of MCI WORLDCOM, INC., John W. Sidgmore, in the last sentence, varying the date referred to from 'Tuesday, February 9, 1999' to 'Wednesday, February 24, 1999';

(d) on page 1 of the Offer, lines 15-16, varying the date referred to from 'Tuesday, February 9, 1999' to 'Wednesday, February 24, 1999';

(e) on page 4 of the Offer, in the section entitled 'Expiration Date', varying the date referred to from 'Tuesday, February 9, 1999' to 'Wednesday, February 24, 1999';

(f)       on  page 8 of the  Offer,   in  paragraph   1.1,  in  the   definition
          of 'Expiration Date', varying the date referred to from 'Tuesday February 9, 1999' to 'Wednesday, February 24, 1999';

(g) on page 46 of the Offer, in the definition of 'Expiration Date', varying the date referred to from 'Tuesday, February 9, 1999' to 'Wednesday, February 24, 1999';

(h) on page 47 of the Offer, varying the date referred to in the definition of 'Offer Period' from 'Tuesday, February 9, 1999' to 'Wednesday, February 24, 1999';

(i) on page 2 of the Part A Statement, in paragraph 2, varying the date referred to from '9 February, 1999' to 'Wednesday, February 24, 1999';

(j) on the first page of the Acceptance and Transfer Form, varying the date referred to from 'Tuesday, February 9, 1999' to 'Wednesday, February 24, 1999'; and

(k) on the first page of the Letter of Transmittal, varying the date referred to from 'Tuesday, February 9, 1999' to 'Wednesday, February 24, 1999'.


DATE      9 February 1999

SIGNED on behalf of UUNET by Leigh Robert Brown, being a director of UUNET authorised to sign this Notice by a resolution passed by the directors of UUNET.

 /s/ LEIGH ROBERT BROWN
-----------------------------
Leigh Robert Brown - Director
UUNET